Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC.

ANNOUNCES 2014 FOURTH QUARTER

AND ANNUAL EARNINGS

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (February 6, 2015) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces its 2014 fourth quarter and annual profits. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Fourth Quarter and Annual 2014 Highlights:

	Q4	Annual
Net income (000’s)	$2,434	$7,140
Diluted EPS	$0.70	$2.07
Dividend, per common share	$0.20	$0.78
Net Interest Margin	4.00%	4.20%
Net Loan Growth (000’s)	$4,752	$25,547
Allowance for loan losses to total loans		1.08%

John R. Milleson, President and CEO, stated, “I am again pleased to report a year with near record earnings and strong asset growth. I’m also very proud of our ability to increase the shareholder dividend for the 28th consecutive year. As our Winchester, Frederick, and Clarke County Virginia markets mature and we expand into Loudoun County, an emerging market full of opportunity for us in 2015 and beyond, we recognize the need to continually assess our growth strategies so that all our markets receive the attention they deserve. The current needs of our customers are first and foremost in our minds as we consider new and improved products, services and delivery channels as well as physical locations.”

Income Statement Review

Net income for the quarter ended December 31, 2014 was $2.4 million reflecting an increase of 31.6% from the quarter ended December 31, 2013. This increase resulted mostly from gains realized on the sales of investment securities during the fourth quarter of 2014. Net income was $7.1 million for the year ended December 31, 2014 which represented a decrease of .3% when compared to net income in 2013.

Net interest income for the quarters ended December 31, 2014 and December 31, 2103 was $5.6 million. Net interest income for the year ended December 31, 2014 was $22.9 million which represented an increase of 2.2% when compared to $22.5 million in 2013. This increase in net interest income for the year resulted mainly from the loan growth experienced by the Company during the year.

Total loan interest income was $5.4 million for the quarters ended December 31, 2014 and 2013. Total loan interest income was $21.7 million for the year ended December 31, 2014, reflecting an increase of $165,000 from the year ended December 31, 2013. Average loans for the quarter ended December 31, 2014 were $470.6 million compared to $441.1 million for the same period in 2013. Average loans for the year ended December 31, 2014 were $461.8 million compared to $430.0 million for 2013. The tax equivalent yield on average loans for the quarter ended December 31, 2014 was 4.57%, down 32 basis points from the same time period in 2013. The tax equivalent yield on average loans for the year ended December 31, 2014 was 4.72%, down 31 basis points from 2013. Interest income from the investment portfolio was $665,000 thousand for the quarter ended December 31, 2014, reflecting a decrease of 19.5% when compared to $826,000 for the same period in 2013. Interest income from the investment portfolio was $3.1 million for the year ended December 31, 2014 and $3.5 million for the same period in 2013.

Total interest expense was $448,000 for the three months ended December 31, 2014 and $614,000 for three months ended December 31, 2013. Total interest expense for the year ended December 31, 2014 was $1.9 million, representing a decrease of $674,000 or 26.1% from the year ended December 31, 2013. The average cost of interest bearing liabilities decreased 19 basis points when comparing the quarter ended December 31, 2014 to the same time period in 2013. The average cost of interest bearing liabilities decreased 19 basis points when comparing the year ended December 31, 2014 to the same time period in 2013. The average balance of interest bearing liabilities increased $7.6 million from the quarter ended December 31, 2013 to the same period in 2014. The average balance of interest bearing liabilities increased $3.9 million from the year ended December 31, 2013 to the same period in 2014. These increases resulted from the growth in interest bearing non-maturity deposits.

The net interest margin was 4.00% for the quarter ended December 31, 2014. When compared to the quarter ended December 31, 2013, the net interest margin decreased 17 basis points. The net interest margin was 4.20% for the year ended December 31, 2014. When compared to the year ended December 31, 2013, the net interest margin decreased four basis points. This decrease was attributable to the decreased yield on interest earning assets as higher yielding assets had been repriced or replaced at lower current market rates.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%.

Noninterest income was $2.2 million for the quarter ended December 31, 2014 and $1.5 million for the same period in 2013. Noninterest income was $6.6 million for the year ended December 31, 2014 and $7.5 million for the same period in 2013. During the fourth quarter of 2014, the Company realized $897,000 in net gains on the sales of investment securities. During 2013, the Company incurred several one-time events, including the sale of the Bank’s merchant processing business. The sale of the merchant portfolio resulted in a net gain of $399,000. Total proceeds from the transaction of $450,000 are reflected in other service charges and fees while broker, legal and other related expenses are reflected in non-interest expense. Additionally, in April of 2013, the Company received a signing bonus of $121,000 from its current debit card vendor for extending its contract and remaining exclusive to this provider. This income is also reflected in the other service charges and fees line item. Also during 2013, the Company recorded $254,000 of income related to the termination of a bank owned life insurance policy. Net gains of $990,000 and $465,000 were recognized on the sales investment securities for the years ended December 31 2014 and December 31, 2013, respectively.

Noninterest expense was $4.8 million for the quarter ended December 31, 2014 and $5.7 million for the quarter ended December 31, 2013. Noninterest expense was $20.0 million and $20.4 million for the years ended December 31, 2014 and 2013, respectively. In 2013, noninterest expense was negatively impacted by the Company’s election to prepay a $10.0 million outstanding advance with the Federal Home Loan Bank of Atlanta. A $612,000 prepayment fee was incurred by the Company in December 2013 in conjunction with the repayment of the advance.

Asset Quality and Provision for Loan Losses

The Company recorded a $350,000 provision for loan losses for the three months ended December 31, 2014, while net recoveries of $767,000 were realized for the quarter ended December 31, 2013. The provision for loan losses made for the year ended December 31, 2014 was $350,000, compared to none recorded for the year ended December 31, 2013. The ratio of allowance for loan losses to total loans was 1.08% at December 31, 2014 and 1.24% at December 31, 2013. The ratio of allowance for loan losses to total nonaccrual loans was 47.45% at December 31, 2014 and 124.36% at December 31, 2013. The amount of provision for loan losses reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Because specific allocations for impaired loans had decreased during 2014, the provision for the quarter and the year mostly stemmed from required general allocations resulting from the growth of the overall loan portfolio. Throughout 2014, updated appraisals had been obtained for several of the collateral dependent impaired loans thereby reducing or eliminating the loans’ required specific allocations. At December 31, 2014, impaired loans totaled $17.0 million and had related specific allocations of $643,000. At December 31, 2013, impaired loans totaled $13.7 million and had related specific allocations of $1.5 million.

Nonperforming assets increased from $6.1 million or 1.04% of total assets at December 31, 2013 to $12.8 million or 2.04% of total assets at December 31, 2014. This increase resulted mostly from the increase in nonaccrual loans. Total nonaccrual loans totaled $10.7 million at December 31, 2014 and $4.4 million at December 31, 2013. During the fourth quarter of 2014, the Bank placed 14 loans totaling $3.7 million on nonaccrual status. The majority of the nonaccrual loans are secured by real estate and management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these nonaccrual loans. Loans greater than 90 days past due and still accruing decreased from $11,000 at December 31, 2013 to $6,000 at December 31, 2014. Other real estate owned increased from $1.6 million at December 31, 2013 to $2.1 million at December 31, 2014. During 2014, the Company sold five pieces of other real estate owned totaling $1.2 million.

The Company realized $857,000 in net charge-offs for the quarter ended December 31, 2014 versus $463,000 for the same period in 2013. The Company realized $758,000 in net charge-offs for the year ended December 31, 2014 versus $1.1 million for 2013. Like the loan charge offs in 2013, the 2014 loan charge offs were also concentrated in residential real estate loans. The Company continues to operate a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Asset quality remains a primary concern of the Company. Necessary resources continue to be devoted to the ongoing review of the loan portfolio and the workouts of problem assets to minimize any losses to the Company. Management will continue to monitor delinquencies, risk rating changes, charge-offs, market trends and other indicators of risk in the Company’s portfolio, particularly those tied to residential and commercial real estate, and adjust the allowance for loan losses accordingly.

Total Consolidated Assets

Total consolidated assets of the Company at December 31, 2014 were $626.8 million, which represented an increase of $40.4 million or 6.9% from total assets of $586.4 million at December 31, 2013. Total loans increased $25.5 million from $444.3 million at December 31, 2013 to $469.8 million at December 31, 2014. Total cash and due from banks increased $20.3 million from $14.2 million at December 31 2013, to $34.6 million at December 31, 2014.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, increased $16.2 million to $503.8 million at December 31, 2014 from $487.6 million at December 31, 2013. The Company held $11.0 million and $9.9 million in brokered deposits at December 31, 2014 and 2013. Borrowings with the Federal Home Loan Bank of Atlanta were $40.0 million at December 31, 2014 and $22.3 million at December 31, 2013.

Equity

Shareholders’ equity was $73.1 million at December 31, 2014 and $66.4 million at December 31, 2013. The book value of the Company at December 31, 2014 was $21.01 per common share. Total common shares outstanding were 3,463,665 at December 31, 2014. On January 21, 2015, the board of directors declared a $0.20 per common share cash dividend for shareholders of record as of February 3, 2015 and payable on February 17, 2015.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	4Q14	3Q14	2Q14	1Q14	4Q13

Net Income (dollars in thousands)	$2,434	$1,386	$1,958	$1,363	$1,849
Earnings per share, basic	$0.71	$0.40	$0.57	$0.40	$0.54
Earnings per share, diluted	$0.70	$0.40	$0.57	$0.40	$0.54

Return on average total assets	1.57%	0.91%	1.31%	0.95%	1.25%
Return on average total equity	13.43%	7.77%	11.37%	8.22%	11.13%
Dividend payout ratio	28.17%	50.00%	33.33%	47.50%	35.19%
Fee revenue as a percent of total revenue	15.90%	18.92%	20.19%	18.34%	19.29%

Net interest margin(1)	4.00%	4.18%	4.32%	4.29%	4.17%
Yield on average earning assets	4.31%	4.51%	4.67%	4.65%	4.61%
Yield on average interest-bearing liabilities	0.46%	0.50%	0.51%	0.54%	0.65%
Net interest spread	3.85%	4.01%	4.16%	4.11%	3.96%
Tax equivalent adjustment to net interest income (dollars in thousands)	$173	$171	$164	$169	$174

Non-interest income to average assets	1.43%	0.97%	1.04%	0.94%	1.00%
Non-interest expense to average assets	3.12%	3.27%	3.32%	3.37%	3.82%

Efficiency ratio(2)	60.57%	71.91%	65.09%	67.50%	77.75%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of nontaxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	4Q14	3Q14	2Q14	1Q14	4Q13
BALANCE SHEET RATIOS
Loans to deposits	92.24%	93.93%	94.36%	94.49%	91.12%
Average interest-earning assets to average-interest bearing liabilities	166.86%	148.74%	147.29%	147.83%	147.11%
PER SHARE DATA
Dividends	$0.20	$0.20	$0.19	$0.19	$0.19
Book value	$21.01	$20.74	$20.51	$19.97	$19.57
Tangible book value	$21.01	$20.74	$20.51	$19.97	$19.57
SHARE PRICE DATA
Closing price	$23.30	$23.65	$23.60	$23.00	$22.50
Diluted earnings multiple(1)	8.32	14.78	10.35	14.38	10.42
Book value multiple(2)	1.11	1.14	1.15	1.15	1.15
COMMON STOCK DATA
Outstanding shares at end of period	3,463,665	3,454,336	3,445,727	3,417,832	3,409,831
Weighted average shares outstanding	3,459,096	3,451,041	3,428,699	3,413,920	3,405,215
Weighted average shares outstanding, diluted	3,468,904	3,460,186	3,436,903	3,420,933	3,416,841
CAPITAL RATIOS
Total equity to total assets	11.67%	11.76%	11.67%	11.42%	11.36%
CREDIT QUALITY
Net charge-offs to average loans	0.72%	0.24%	-0.38%	0.05%	0.10%
Total non-performing loans to total loans	2.30%	1.86%	1.37%	1.50%	1.00%
Total non-performing assets to total assets	2.04%	1.70%	1.38%	1.45%	1.04%
Non-accrual loans to:
total loans	2.30%	1.86%	1.37%	1.50%	0.99%
total assets	1.71%	1.42%	1.06%	1.15%	0.76%
Allowance for loan losses to:
total loans	1.08%	1.20%	1.26%	1.25%	1.24%
non-performing assets	39.64%	54.31%	70.56%	66.08%	90.41%
non-accrual loans	47.45%	64.75%	92.40%	83.77%	124.36%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$6	$16	$—	$18	$11
Non-accrual loans	10,706	8,628	6,354	6,825	4,413
Other real estate owned and repossessed assets	2,102	1,644	1,967	1,809	1,646
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$967	$310	$114	$91	$493
(Recoveries)	(110)	(26)	(551)	(37)	(30)
Net charge-offs (recoveries)	857	284	(437)	54	463
PROVISION FOR LOAN LOSSES (dollars in thousands)	$350	$—	$(283)	$283	$(767)
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$5,587	$5,871	$5,717	$5,488	$6,718
Provision	350	—	(283)	283	(767)
Net charge-offs (recoveries)	857	284	(437)	54	463
Balance at the end of period	$5,080	$5,587	$5,871	$5,717	$5,488

(1)	The diluted earnings multiple (or price earnings ratio) is calculated by dividing the period’s closing market price per share by total equity per weighted average shares outstanding, diluted for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 12/31/2014	Unaudited 9/30/2014	Unaudited 6/30/2014	Unaudited 3/31/2014	Audited 12/31/2013

Assets
Cash and due from banks	$34,564	$15,338	$12,405	$10,440	$14,243
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	96,973	101,380	102,644	106,308	104,790
Loans, net of allowance for loan losses	464,740	459,481	458,447	450,755	438,785
Bank premises and equipment, net	19,015	18,529	17,115	17,132	17,214
Other assets	11,538	11,488	11,129	11,003	11,412

Total assets	$626,830	$606,216	$601,740	$595,638	$586,444

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$159,352	$151,961	$147,992	$146,517	$147,698
Savings and interest bearing demand deposits	249,305	248,736	248,123	239,285	240,749
Time deposits	95,159	94,439	95,931	97,302	99,140

Total deposits	$503,816	$495,136	$492,046	$483,104	$487,587
Federal funds purchased and securities sold under agreements to repurchase	—	—	—	4,589	—
Federal Home Loan Bank advances	40,000	30,000	30,000	30,000	22,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	2,665	2,602	2,255	2,706	2,984
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$553,698	$534,955	$531,518	$527,616	$520,038

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,621	8,588	8,561	8,517	8,482
Surplus	12,618	12,312	11,995	11,693	11,537
Retained earnings	50,578	48,834	48,104	46,797	46,082
Accumulated other comprehensive income	1,315	1,527	1,562	1,015	305

Total shareholders’ equity	$73,132	$71,261	$70,222	$68,022	$66,406

Total liabilities and shareholders’ equity	$626,830	$606,216	$601,740	$595,638	$586,444

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest and Dividend Income
Interest and fees on loans	$5,377	$5,410	$21,695	$21,530
Interest on federal funds sold	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	378	490	1,824	2,055
Interest income exempt from federal income taxes	261	296	1,096	1,241
Dividends	26	40	222	187
Interest on deposits in banks	8	5	12	23

Total interest and dividend income	$6,050	$6,241	$24,849	$25,036

Interest Expense
Interest on deposits	$194	$259	$924	$1,142
Interest on federal funds purchased and securities sold under agreements to repurchase	—	—	20	31
Interest on Federal Home Loan Bank advances	174	275	650	1,094
Interest on trust preferred capital notes	80	80	317	318

Total interest expense	$448	$614	$1,911	$2,585

Net interest income	$5,602	$5,627	$22,938	$22,451
Provision For Loan Losses	350	(767)	350	—

Net interest income after provision for loan losses	$5,252	$6,394	$22,588	$22,451

Noninterest Income
Income from fiduciary activities	$290	$257	$1,162	$1,186
Service charges on deposit accounts	338	367	1,323	1,453
Other service charges and fees	687	747	2,995	3,864
(Loss) Gain on the sale of bank premises and equipment	(14)	—	(14)	(1)
Gain on sales of AFS securities	897	65	990	465
Other operating income	23	44	150	495

Total noninterest income	$2,221	$1,480	$6,606	$7,462

Noninterest Expenses
Salaries and employee benefits	$2,660	$2,974	$11,427	$11,451
Occupancy expenses	317	355	1,280	1,291
Equipment expenses	174	169	720	666
Advertising and marketing expenses	155	127	571	548
Stationery and supplies	69	71	306	274
ATM network fees	180	159	712	616
Other real estate owned expenses	12	10	27	40
FDIC assessment	95	90	357	375
Computer software expense	208	160	872	664
Professional fees	226	223	988	1,013
Other operating expenses	747	1,323	2,726	3,429

Total noninterest expenses	$4,843	$5,661	$19,986	$20,367

Income before income taxes	$2,630	$2,213	$9,208	$9,546
Income Tax Expense	196	364	2,068	2,388

Net income	$2,434	$1,849	$7,140	$7,158

Earnings Per Share
Net income per common share, basic	$0.71	$0.54	$2.08	$2.11

Net income per common share, diluted	$0.70	$0.54	$2.07	$2.10

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$62,502	$1,599	2.56%	$69,686	$2,100	3.01%
Tax-Exempt (1)	33,170	1,572	4.74%	35,577	1,782	5.01%

Total Securities	$95,672	$3,171	3.31%	$105,263	$3,882	3.69%
Loans:
Taxable	$453,699	$21,039	4.64%	$432,857	$21,300	4.92%
Non-accrual	8,982	—	0.00%	3,972	—	0.00%
Tax-Exempt (1)	7,918	447	5.64%	4,222	249	5.89%

Total Loans	$470,599	$21,486	4.57%	$441,051	$21,549	4.89%
Federal funds sold	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	15,400	32	0.21%	9,393	21	0.23%

Total earning assets	$572,689	$24,688	4.31%	$551,735	$25,452	4.61%
Allowance for loan losses	(5,564)			(6,694)
Total non-earning assets	48,061			42,670

Total assets	$615,186			$587,711

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$79,159	$79	0.10%	$82,926	$88	0.11%
Money market accounts	98,633	111	0.11%	90,733	115	0.13%
Savings accounts	70,036	40	0.06%	61,901	32	0.05%
Time deposits:
$100,000 and more	35,548	171	0.48%	36,777	206	0.56%
Less than $100,000	59,846	369	0.62%	63,363	590	0.96%

Total interest-bearing deposits	$343,222	$770	0.22%	$335,700	$1,031	0.31%
Federal funds purchased and securities sold under agreements to repurchase	—	—	0.00%	1	—	0.00%
Federal Home Loan Bank advances	32,174	690	2.15%	32,141	1,090	0.39%
Trust preferred capital notes	7,217	317	4.40%	7,217	317	0.44%

Total interest-bearing liabilities	$382,613	$1,777	0.46%	$375,059	$2,438	0.65%

Noninterest-bearing liabilities:
Demand deposits	157,652			142,203
Other Liabilities	3,032			4,535

Total liabilities	$543,297			$521,797
Shareholders’ equity	71,889			65,914

Total liabilities and shareholders’ equity	$615,186			$587,711

Net interest income		$22,911			$23,014

Net interest spread			3.85%			3.96%
Interest expense as a percent of average earning assets			0.31%			0.44%
Net interest margin			4.00%			4.17%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Year Ended
	December 31, 2014			December 31, 2013
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$68,119	$2,060	3.02%	$72,630	$2,242	3.09%
Tax-Exempt (1)	33,652	1,659	4.93%	36,692	1,881	5.13%

Total Securities	$101,771	$3,719	3.65%	$109,322	$4,123	3.77%
Loans:
Taxable	$449,247	$21,465	4.78%	$422,692	$21,352	5.05%
Non-accrual	6,811	—	0.00%	2,921	—	0.00%
Tax-Exempt (1)	5,789	330	5.71%	4,423	269	6.09%

Total Loans	$461,847	$21,795	4.72%	$430,036	$21,621	5.03%
Federal funds sold	—	—	0.00%	—	—	0.00%
Interest-bearing deposits in other banks	6,075	12	0.20%	10,048	23	0.23%

Total earning assets	$562,882	$25,526	4.53%	$546,485	$25,767	4.72%
Allowance for loan losses	(5,839)			(6,957)
Total non-earning assets	43,008			40,573

Total assets	$600,051			$580,101

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$82,821	$88	0.11%	$83,889	$103	0.12%
Money market accounts	94,650	108	0.11%	87,809	120	0.12%
Savings accounts	67,515	35	0.05%	59,114	30	0.05%
Time deposits:
$100,000 and more	35,341	181	0.51%	38,232	241	0.63%
Less than $100,000	61,136	512	0.84%	65,900	648	0.98%

Total interest-bearing deposits	$341,463	$924	0.27%	$334,944	$1,142	0.34%
Federal funds purchased and securities sold under agreements to repurchase	1,865	20	1.07%	1,064	31	2.91%
Federal Home Loan Bank advances	28,818	650	2.26%	32,223	1,094	3.40%
Trust preferred capital notes	7,217	317	4.39%	7,217	317	4.39%

Total interest-bearing liabilities	$379,363	$1,911	0.50%	$375,448	$2,584	0.69%

Noninterest-bearing liabilities:
Demand deposits	149,026			136,242
Other Liabilities	1,981			3,581

Total liabilities	$530,370			$515,271
Shareholders’ equity	69,681			64,830

Total liabilities and shareholders’ equity	$600,051			$580,101

Net interest income		$23,615			$23,183

Net interest spread			4.03%			4.03%
Interest expense as a percent of average earning assets			0.34%			0.47%
Net interest margin			4.20%			4.24%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013

GAAP Financial Measurements:
Interest Income - Loans	$5,377	$5,397	$5,589	$5,331	$5,410
Interest Income - Securities and Other Interest-Earnings Assets	673	857	806	819	831
Interest Expense - Deposits	194	242	244	244	259
Interest Expense - Other Borrowings	254	239	245	251	355

Total Net Interest Income	$5,602	$5,773	$5,906	$5,655	$5,627

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$38	$32	$21	$21	$21
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	135	139	143	148	153

Total Tax Benefit on Tax-Exempt Interest Income	$173	$171	$164	$169	$174

Tax-Equivalent Net Interest Income	$5,775	$5,944	$6,070	$5,824	$5,801